                       AMENDED SUBORDINATED LOAN AGREEMENT


         This SUBORDINATED LOAN AGREEMENT, dated as of December 31, 1996, amended as of January 30, 1998, is between SECURITY ASSOCIATES INTERNATIONAL, INC., a Delaware corporation ("SAI") and TJS PARTNERS, L.P., a New York limited partnership ("TJS" OR "LENDER") (all other capitalized terms used herein are defined in Section 1.1 below).


                                R E C I T A L S:

         A. Borrower desires to borrow up to a maximum of $5,000,000 in principal from TJS for the purpose of consummating Funded Acquisitions.

         B. TJS has agreed to make the Loan upon the terms and subject to the conditions set forth herein; and had agreed to amend Section 2.6.2. hereof to increase the threshold for Mandatory Prepayment of all of the Corporation's Obligations, as defined herein.

         NOW, THEREFORE, it is agreed as follows:


                                    ARTICLE I

                         DEFINITIONS AND DETERMINATIONS

1.1 Definitions. As used in this Loan Agreement, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

         Accountants: Arthur Andersen, L.L.P. or any other independent certified public accounting firm selected by Borrower and reasonably satisfactory to Lender.

         Acquisition: the acquisition by Borrower or any Permitted Subsidiary of
(i) Security Monitoring Contracts or (ii) a Central Station Business by Borrower or any Permitted Subsidiary, or a loan by Borrower to a Dealer secured by Security Monitoring Contracts.

         Acquisition Closing: the consummation of a Funded Acquisition.

         Acquisition Instruments: the purchase agreement or loan agreement, as appropriate, and all other documents executed in connection with a Funded Acquisition.

         ADA: the Americans with Disabilities Act of 1990, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

         Advance: a disbursement of the Future Portion.

         Affiliate: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For the purposes hereof, any Person which owns or controls, directly or indirectly, 10% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person.

         Alarm Licenses: a license or licenses issued by a state licensing authority that authorize a Person to provide remote security monitoring services to consumers and/or businesses within such state.

         ASMS: All-Security Monitoring Services, L.L.C., an Illinois limited liability company.

         AMJ: AMJ Central Station Corporation, Inc., a Delaware corporation.

         Bankruptcy Code: the United States Bankruptcy Code and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

         Borrower: SAI.

       Borrower's Obligations: any and all Indebtedness due or to become the, now existing or hereafter arising under this Loan Agreement and the Note, of Borrower to TJS.

         Borrower's Security Monitoring Business: Collectively, the Security Monitoring Business of the Obligors.

         Brannen: James S. Brannen.

         Business Day: any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois or New York, New York are required to close.

         Business Insurance: such property, casualty, business interruption and other insurance, other than Key Man Life Insurance as is required pursuant to the Senior Indebtedness due to FINOVA.

         Capital Stock: collectively, all of the issued and outstanding capital stock, warrants, options and other equity interests of the Obligors..

         Capitalized Lease: any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

         Central Station Business: the business of owning and operating a central monitoring station, including but not limited to, contracts between Dealers and SACC, ASMS, AMJ or a

Permitted Subsidiary.

         Central Station Contracts: contracts with Dealers to provide monitoring services to the customers of the Dealers.

         Chief Financial Officer: the chief financial officer of Borrower, who shall be a duly elected officer of Borrower.

         Code: the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

         Davis: Ronald Davis.

         Dealer: any Person whose primary business is the installation or servicing of alarm equipment and the sale of monitoring services.

         Dealer Holdback Debt: any Indebtedness for Borrowed Money owed by any Obligor to Dealers in connection with the purchase of Security Monitoring Contracts.

         Debt Service: during any period, all payments of principal, interest, premium, fees and other charges with respect to Indebtedness for Borrowed Money, which payments are required or permitted to be made pursuant to this Loan Agreement and are due and payable during such period.

         Default Rate: a per annum rate equal to 18% per annum.

         Default Rate Period: a period of time commencing on the date that an Event of Default has occurred and ending on the date that such Event of Default is cured or waived.

         Effective Date: December 31, 1996.

         Employee Benefit Plan: any employee benefit plan within the meaning of
Section 3(3) of ERISA which (i) is maintained for employees of Borrower or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any current or former ERISA Affiliate.

         Environmental Laws: any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C ss.9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C. ss.1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Clean Air Act (42 U.S.C. ss.7901 et seq.), the National Environmental Policy Act (42 U.S.C. ss.4231, et seq.), the Refuse Act (33 U.S.C. ss.407, et seq.), the Safe Drinking Water Act (42 U.S.C. ss.300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

         ERISA: the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

         ERISA Affiliate: any Person who is a member of a group which is under common control with any Borrower, who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c) and (m) of the Code.

         Event of Default: any of the Events of Default set forth in Section
8.1.

         FINOVA: FINOVA Capital Corporation, a Delaware corporation, in its individual capacity and as agent for all lenders.

         FINOVA LOAN AGREEMENT: The loan agreement dated as of December 31, 1996 among SAI, SACC, MSG, ASMS, AMJ and FINOVA , as the same may be amended, restated, supplemented or otherwise modified from time to time.

         Funded Acquisition: an Acquisition that is funded, in whole or in part, with an Advance.

         Funding Date: the date of the disbursement of an Advance.

         Future Portion: a portion of the Loan in a principal amount not to exceed $5,000,000 less the then Principal Balance.

         Future Portion Closing: the disbursement of any portion of the Future Portion.

         Future Portion Closing Date: the date of any Future Portion Closing.

         GAAP: generally accepted accounting principles as in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

         Good Funds: United States Dollars available in Federal funds to TJS at or before 2:00 p.m., New York time, on a Business Day.

         Governmental Body: any foreign, federal, state, municipal or other government or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

         Hazardous Materials: any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

         Holding Companies: collectively, RMR Management Corp., Winnetka Investors, Inc. and MCAP Investors, Inc., each a Delaware corporation.

         Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

         Indebtedness: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to any Multiemployer Plan.

         Indebtedness for Borrowed Money: without duplication, all Indebtedness
(i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrowers' Obligations and Permitted Senior Indebtedness), (iii) in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements and (v) all guaranties of any or all of the foregoing.

         Initial Portion: a portion of the Loan in the amounts of $500,000.00 and $4,200,000 previously disbursed on November 1, 1996 and to be disbursed on January 2, 1997, respectively.

         Key Man Life Insurance: the life insurance on the lives of Brannen and Davis required pursuant to subsection 5.11.1.

         Leases: the leases of real property described in Exhibit 4.4.2.

         Leasehold Property: any real estate which is the subject of a Lease under which any Obligor is the lessee.

         Lender: TJS.

         Lien: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

         Loan: the loan to be made by Lender to Borrowers in the maximum principal amount of $5,000,000, subject to the terms and conditions of this Loan Agreement.

         Loan Agreement: this Subordinated Loan Agreement.

         Loan Assignment: the assignment by a Lender of (i) any portion of Lender's interest in Borrowers Obligations and (ii) any of Lender's other rights under any of the Loan Instruments.

         Loan Instruments:

              (i) Loan Agreement;

          (ii)      Note; and

          (iii) other instruments and documents as Lender reasonably may require in connection with the transactions contemplated by this Loan Agreement.



         Loan Year: a period of time ending on December 31 of each year commencing with December 31, 1997.

         Material Adverse Effect: (i) a material adverse effect upon the business, operations, Property or financial condition of Borrower or (ii) a material impairment of the ability of any Obligor to perform its obligations under any Loan Instrument.

         MSG: means Monitor Service Group, L.L.C. a Delaware limited liability company.

         Multiemployer Plan: any multiemployer plan as defined pursuant to
Section 3(37) of ERISA to which Borrower or any ERISA Affiliate makes, or accrues an obligation to make contributions, or has made, or been obligated to make, contributions within the preceding six years.

         Non-Funded Acquisition: an Acquisition which is not funded with an Advance.

         Note: a promissory note in form and substance satisfactory to TJS in the principal amount of $5,000,000 executed and delivered by Borrower to TJS to evidence the Loan, subordinated to the Permitted Senior Indebtedness pursuant to the Subordination Agreement.

         Obligor: any of the Obligors.

         Obligors: collectively, Borrower, the Permitted Subsidiaries and the Holding Companies.

         Operating Lease: any lease which, under GAAP, is not required to be capitalized.

         Parties: collectively, TJS and the Borrower.

         PBGC: the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

         Pension Plan: any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and which (i) is maintained for employees of Borrower or any ERISA Affiliate, or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any of its current or former ERISA Affiliates.

         Permitted Liens: any of the following Liens:

          (i)  the Permitted Senior Indebtedness Liens;

         (ii) Liens for taxes or assessments and similar charges, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which the applicable Obligor has set aside reserves on its books which are satisfactory to Lender;

        (iii) statutory Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which the applicable Obligor has set aside reserves on its books satisfactory to Lender, or the payment of which obligations are otherwise secured in a manner reasonably satisfactory to Lender;

         (iv) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that are reasonably acceptable to Lender;

          (v) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6; and

         (vi) Liens to secure payment of insurance premiums (A) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (B) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs.

    Permitted Prior Liens: any of the following Liens:

          (i)  the Permitted Senior Indebtedness Liens;

         (ii) the Permitted Liens described in clauses (ii) and (iii) of the definition of Permitted Liens; and

        (iii) the Permitted Liens described in clauses (iv) and (vi) of the definition of Permitted Liens, subject to the limitations set forth therein.

    Permitted Senior Indebtedness: Indebtedness, other than Borrower's Obligations, incurred by any Obligor (A) from FINOVA pursuant to the FINOVA Loan Agreement, and any amendments, extensions or substitutions therefor, or (B) to purchase tangible personal property or Indebtedness incurred to lease tangible personal property pursuant to Capitalized Leases, the purchase price of which shall not exceed the fair market value of such property.

    Permitted Senior Indebtedness Liens: Liens that secure Permitted Senior Indebtedness.

    Permitted Subsidiaries: any wholly owned subsidiary of any of SAI, ASMS, AMJ or SACC.

    Person: any individual, firm, corporation, limited liability company, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

    Principal Balance: the unpaid principal balance of the Loan or any specified portion thereof outstanding from time to time.

    Property: all types of real, personal or mixed property and all types of tangible or intangible property.

    Qualified Depository: a member bank of the Federal Reserve System having a combined capital and surplus of at least $100,000,000.

    RMR: the amount payable on Security Monitoring Contracts or Central Station Contracts per month by an account debtor.

    Rubin: Steven Rubin.

    SAI: has the meaning assigned to that term in the Preamble to this Loan Agreement.

    Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time.

    Security Monitoring Business: the business of providing remote security monitoring services and operating Central Station Businesses

    Security Monitoring Contracts: any contract between a Borrower and a retail customer involving the provision of remote security monitoring services to such customer.

    Senior Indebtedness Due FINOVA: all of Borrowers' Obligations as defined in the FINOVA Loan Agreement.

    Subordination Agreement: that certain TJS Subordination Agreement No. 1 among Borrower, Lender and FINOVA dated as of December 31, 1996, attached hereto as Exhibit 7.1, as the same may be amended, restated, supplemented or otherwise modified pursuant to the terms thereof.

    Termination Event: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a) (2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of

ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042 (a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

    TJS Partners: TJS Partners, L.P., a New York limited partnership.

    Total Debt: as of any applicable date, the sum of Borrowers Obligations and Dealer Holdback Debt as of such date.

    UL Certification: underwriters laboratories approval of a Central Station Business.

1.2 Time Periods. In this Loan Agreement and the other Loan Instruments, in the computation of periods of time from a specified date to a later specified date,
(i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Instruments to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

1.3 Accounting Terms and Determinations. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP as in effect at the time of such interpretation, determination or preparation, as applicable. In the event that any "Accounting Changes" (as hereinafter defined) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement then Borrower and Lender agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such Accounting Changes as if such Accounting Changes had not been made. For purposes hereof, "Accounting Changes" shall mean (i) changes in generally accepted accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto) or other appropriate authoritative body and (ii) changes in accounting principles as approved by the Accountants.

1.4 References. All references contained in (i) this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan

Agreement, and (ii) to any Loan Instrument at any given time shall be to such Loan Instrument as the same shall have been amended, supplemented, restated or otherwise modified as of such time.

1.5 Lender's or Lender's Discretion. Whenever the terms "satisfactory to Lender," "determined by Lender," "acceptable to Lender," "Lender shall elect," "Lender shall request," "at the option or election of Lender," or similar terms are used in the Loan Instruments, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lender, as applicable, in its sole and unlimited discretion.

1.6 Borrowers' Knowledge. Any statements, representations or warranties that are based upon the best knowledge of Borrower or an officer or manager thereof shall be deemed to have been made after due inquiry by Borrower or an officer or manager, as applicable, with respect to the matter in question.




                                   ARTICLE II

                            LOAN AND TERMS OF PAYMENT

2.1 Initial Portion.

    2.1.1 Amount and Disbursement. The Parties acknowledge that the Initial Portion was disbursed in the amounts of $500,000.00 on November 1, 1996 and $4,200,000 to be disbursed on January 2, 1997, respectively. The initial portion shall henceforth be subject to this Loan Agreement. Any notes previously issued in connection with the initial portion shall be returned to Borrower for cancellation and the Initial Portion shall upon such cancellation be reflected in and subject to the Note.

2.2 Future Portion.

         2.2.1 Amount and Disbursement. The Future Portion shall consist of Advances to be made by Lender to Borrower up to the maximum principal amount of $5,000,000.00 minus the Principal Balance outstanding from time to time during the term of this Loan Agreement, provided that all of the terms and conditions set forth in subsection 2.2.3 have been satisfied.

         2.2.2 Use of Proceeds. The proceeds of the Future Portion shall be used to (i) consummate Funded Acquisitions, in whole or in part, and (ii) pay related transaction costs.

         2.2.3 Conditions Precedent to Advances. The obligation of Lender to make any Advance shall be subject to the satisfaction of the following conditions:

              (a) no Incipient Default or Event of Default exists or would be created by the disbursement of such Advance;

                  (b) Lender shall have received a written request for an
               advance from Borrower with respect to each such Advance no later than 12:00 p.m., Chicago time, at least three (3) Business Days prior to the proposed Funding Date with respect to such Advance, which Funding Date shall be on a Business Day;

                  (c) the Property being acquired and the terms and conditions of the Acquisition to be consummated with such Advance must be approved by Lender; and

                  (d) on the applicable Funding Date the representations and warranties set forth in the Loan Instruments shall be true and correct in all material respects when made and at and as of the time of the Funding Date, except to the extent that such representations and warranties expressly relate to an earlier date.

2.3 Note and Reborrowing.

         2.3.1 Note. The Loan shall be evidenced by the Note.

         2.3.2 Reborrowing. Borrowers shall be entitled to reborrow any portion of the Loan which is repaid or prepaid.

2.4 Interest.

          2.4.1 Interest Rate. Except during a Default Rate Period as provided in Section 2.7, the Principal Balance outstanding from time to time shall bear interest at the rate of twelve percent (12%) per annum, simple interest. Interest on the Initial Portion shall accrue from the date of each advance on the principal balance thereof.

         2.4.2 Interest Computation. Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the Principal Balance on the date of funding of an Advance shall include the amount of the Advance and the Principal Balance on the date of payment of any amount due hereunder shall exclude the amount paid.

2.5 Principal and Interest Payments.

         2.5.1 Interest. Interest on the Principal Balance shall be payable semiannually in arrears on the first Business Day of each six month period beginning with July 1, 1997, subject to the provisions of the Subordination Agreement.

         2.5.2 Principal. The Principal Balance shall be payable on December 31, 2002, subject to the provisions of the Subordination Agreement.

2.6 Prepayments.

        2.6.1 Voluntary Prepayment of Loan. Borrowers may at any time voluntarily prepay in whole or in part the Principal Balance, without premium or penalty, subject to the provisions of the Subordination Agreement Concurrently with any prepayment of the Principal Balance pursuant to this subsection 2.6.1, Borrowers shall pay to Lenders accrued and unpaid interest on the portion of the Principal Balance which is being prepaid to the date on which Lender is in receipt of Good Funds.

    2.6.2 Mandatory Prepayment. In the event that Borrowers (and their subsidiaries) collectively raise new equity through the sale of shares and/or membership interests following the Effective Date, other than investments of any of the Borrowers in any subsidiary of any Borrower, in a cumulative amount in excess of Fifteen Million Dollars ($15,000,000.00), then, subject to the provisions of the Subordination Agreement, all of Borrower's Obligations shall become immediately due and payable.

2.7 Default Rate Period. During a Default Rate Period, (i) Borrowers' Obligations shall bear interest at the Default Rate and (ii) all payments received by Lender shall be applied in accordance with Section 8.4.

2.8 Method of Payment. Borrower shall remit all amounts due hereunder to Lender in Good Funds, on the due date of such payment, for application to Borrowers Obligations in the following order of priority: (i) first, to the payment of all Borrowers Obligations then due and payable other than the Principal Balance and accrued and unpaid interest thereon, and (ii) second, to the payment of accrued and unpaid interest then due and payable on the Principal Balance and (iii) if applicable, towards payment of the Principal Balance. All payments to be made pursuant to the Loan Instruments by Borrower to Lender shall be made by wire transfer of Good Funds to the account of TJS at Chase Manhattan Bank, ABA # 021-000-021, credit the account of Ernst & Company, Account No. 140-080-524, further credit the account of TJS Partners, L.P., Account No. 560-02626 or to such other account as Lender shall have given five Business Days prior written notice to.



                                   ARTICLE III

                              CONDITIONS OF FUNDING

3.1 Acquisitions. The right of any Borrower to receive an Advance for the purpose of making a Funded Acquisition shall be subject to the satisfaction of all of the following conditions in a manner reasonably satisfactory to Lender:

    3.1.1 Consummation of Acquisitions. Prior to or concurrently with each Acquisition Closing, Lender shall have received evidence that (i) such Acquisition is in accordance with the terms of such Funded Acquisition as set forth in the applicable request for advance with such modifications as are reasonably satisfactory to Lender, (ii) the Obligor consummating such Acquisition shall have acquired, or will acquire concurrently with the Acquisition Closing, good and marketable title or a first priority Lien, as appropriate to all of the Property which is being purchased pursuant to such Acquisition Instruments, free and clear of all Liens and Indebtedness, except for the Dealer Holdback Debt and Permitted Senior Liens. In connection with any such Funded Acquisition,

Borrower shall deliver to Lender such instruments, documents, certificates, consents, waivers and opinions as Lender may reasonably require.

    3.1.2 Financial Statements, Reports and Projections. Lender shall have received such financial statements, reports and projections with respect to the operation of the business which is the subject of the Acquisition as Lender may reasonably require.

    3.1.3 Acquisition of a Central Station Business. If the subject of the Acquisition is a Central Station Business, SACC, ASMS, AMJ or a Permitted Subsidiary are the only Persons permitted to consummate such Acquisition.

    3.1.4 Acquisition of Security Monitoring Contracts. If the subject of the Acquisition is Security Monitoring Contracts, SAI or MSG shall be the Borrower making such Acquisition.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    Borrower represents and warrants to Lender as follows:

4.1 Existence and Power. SAI, AMJ and each of the Holding Companies is a corporation duly formed and validly existing under the laws of the State of Delaware. SACC is a limited liability company duly formed and validly existing under the laws of the State of Michigan. MSG is a limited liability company duly formed and validly existing under the laws of the State of Delaware. ASMS is a limited liability company duly formed and validly existing under the laws of the State of Illinois. Each Obligor is in good standing and qualified to transact business in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect. Each Obligor has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted following the Effective Date.

4.2 Authority. Each Obligor has full power and authority to enter into, execute, deliver and carry out the terms of the Instruments to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of any such Obligor.

4.3 Binding Agreements. This Loan Agreement and the other Instruments, when executed and delivered, will constitute the valid and legally binding obligations of each Obligor to the extent such Obligor is a party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

4.4 Business and Property of Borrowers.

    4.4.1 Business and Property. Each Obligor is the owner of all Property and the holder of all UL Certifications, Alarm Licenses, Central Station Contracts and Security Monitoring Contracts necessary to conduct Borrower's Security Monitoring Business in the places where it is now conducted. All of such UL Certifications, Alarm Licenses, Central Station Contracts and Security Monitoring Contracts are in full force and effect and no invalidity, default or breach exists thereunder.

    4.4.2 Leases. There is set forth in Exhibit 4.4.2 a list of all leases of real property under which any Obligor is the lessee, together with a complete and accurate address and legal description of each such parcel of Leasehold Property and the current landlord under each Lease. Each Lease is in full force and effect, there has been no material default in the performance of any of its terms or conditions by any party thereto, and no claim of default have been asserted with respect thereto. To the best knowledge of Borrower, the present and contemplated use of the Leasehold Property is in material compliance with all applicable zoning ordinances and regulations and other laws and regulations.

    4.4.3 Real Estate. There is set forth in Exhibit 4.4.3 a complete and accurate address and legal description of each parcel of real property owned by any Obligor, together with the tax identification numbers applicable thereto. To the best knowledge of Borrower, the present and contemplated use of the real estate is in material compliance with all applicable zoning ordinances and regulations and other laws and regulations.

    4.4.4 Operation and Maintenance of Equipment. To the best knowledge of Borrower, no Person owning or operating any equipment necessary for the operation of Borrower's Security Monitoring Business has used, operated or maintained the same in a manner which now or hereafter could result in the cancellation or termination of the right of any Obligor to use or make use of the same or which could result in any material liability of any Obligor for damages in connection therewith. All of the equipment and other tangible personal property owned by each Obligor on the Effective Date is, in all material respects, good operating condition and repair (subject to normal wear and tear) and has to the best knowledge of Borrower, been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

    4.4.5 Title to Property; Liens. On the Effective date each Obligor shall have (i) good and marketable title to all of its Property, except (A) any UL Certification which cannot be transferred without the consent of a Governmental Body and (B) the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. Upon the Effective Date, all of such Property was free and clear of all Liens, except Permitted Liens.

4.5 Litigation. There is set forth in Exhibit 4.5 a description of all actions and suits, arbitration proceedings and claims pending or, to the best knowledge of Borrower, threatened against any Obligor or maintained by any Obligor at law or in equity or before any Governmental Body. None of the matters set forth in such Exhibit 4.5, if adversely determined, could have a Material Adverse Effect.

4.6 Defaults in Other Agreements; Consents; Conflicting Agreements. No Obligor is in default under any agreement to which such Obligor is a party or by which such Borrower or any of the Property of such Obligor is bound, the effect of which default could have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by Borrower of the Loan Instruments or (ii) as a condition to the validity or enforceability of any of the Loan Instruments or any of the transactions contemplated thereby. No provision of any material mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on any Obligor or affecting the Property of any Obligor conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Loan Instruments. The execution, delivery or performance of the terms of the Loan Instruments will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Obligors pursuant to the terms of any such material mortgage, indenture, contract or agreement.

4.7 Taxes. Each Obligor has filed all tax returns required to be filed, and has paid, or made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against any such Person, and no tax Liens have been filed and no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of Borrower and are not so reflected therein. The charges, accruals and reserves on the books of Borrower with respect to all federal, state, local and other taxes are considered by the management of Obligor to be adequate, and there is no unpaid assessment which is or might be due and payable by any Obligor or create a Lien against any Obligor's Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the tax returns of any Obligor are under audit.

4.8 Compliance with Applicable Laws. No Obligor is in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default would have a Material Adverse Effect. Except as otherwise provided herein, each Obligor is in compliance in all material respects with all applicable statutes and regulations, including, without limitation, all laws, statutes and regulations relating to UL Certification, all Environmental Laws, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies, a violation of which could have a Material Adverse Effect. No material condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrower, threatened against the Property which the Obligors own on the Effective Date.

4.9 Patents, Trademarks, Franchises, Agreements. Upon the Effective Date, the Obligors will own, possess or have the right to use all patents, trademarks, service marks, tradenames, copyrights, franchises and rights with respect thereto, necessary for the conduct of Borrower's Security Monitoring Business as proposed to be conducted after the Effective Date, without any known conflict with the rights of others and, in each case, free of any Liens.

4.10 Environmental Matters. Each Obligor is in compliance with all applicable Environmental Laws and no portion of the Leasehold Property has been used as a land fill. There currently are not any known Hazardous Materials generated, manufactured, released, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Leasehold Property in violation of applicable Environmental Laws which could have a Material Adverse Effect.

4.11 Other Indebtedness. On the Effective Date, no Obligor had any Indebtedness for Borrowed Money, except (i) Borrower's Obligations, (ii) Permitted Senior Indebtedness permitted to exist as of the Effective Date pursuant to this Loan Agreement and (iii) the Dealer Holdback Debt.

4.12 No Misrepresentation. Neither this Loan Agreement nor any other Loan Instrument, certificate, information or report furnished or to be furnished by or on behalf of Borrower to Lender in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to or reasonably foreseen by Borrower after diligent inquiry, that would be expected to have a Material Adverse Effect that has not expressly been disclosed to Lender in writing.

4.13 Employee Benefit Plans.

        4.13.1 No Other Plans. Neither any Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on Exhibit 4.13.6.

        4.13.2 ERISA and Code Compliance and Liability. Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to Borrower and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, except for any amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. No material liability has been incurred by Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

        4.13.3 Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been insured (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041 (c) (3)
(C), 4063 (a) or 4068 of ERISA with respect to any Pension Plan.

        4.13.4 Prohibited Transactions and Payments. Neither any Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid;
(iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under
Section 412 of the Code.

        4.13.5 No Termination Event. No Termination Event has occurred or is reasonably expected to occur.

        4.13.6 ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrower, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by Borrower, or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.

4.14  Employee Matters.

        4.14.1 Collective Bargaining Agreements; Grievances. (i) None of the employees of any Obligor is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any Obligor and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Obligor and (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrower, threatened against any Obligor by any Obligor's employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate be expected to have a Material Adverse Effect.

        4.14.2 Claims Relating to Employment. Neither any Obligor nor, to Borrower's best knowledge, any partner, shareholder or employee of any Obligor, is subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement would have a Material Adverse Effect due to (i) any information which such Obligor would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

4.15 Burdensome Obligations. After giving effect to the transactions contemplated by the Loan Instruments, (i) no Obligor (A) will be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect and (B) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due, and (ii) each Obligor (A) owns and will own Property, the fair salable value of which is (I) greater than the total amount of its liabilities (including contingent liabilities) and (II) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured, and (B) has and will have capital that is not unreasonably small in relation to its business as presently conducted and as proposed to be conducted. No Obligor presently anticipates that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a Material Adverse Effect.

4.16 Security Monitoring Contracts as of Effective Date. As of the Effective Date, Obligors in the aggregate own not less than 13,500 Security Monitoring Contracts.

4.17 Central Station Contracts as of Effective Date. As of the Effective Date, Obligors in the aggregate monitor not less than 54,500 Central Station Contracts.

4.18 Holding Companies. The Holding Companies do not engage in any business other than the ownership of the MSG Membership Interests.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

    Until all of Borrower's Obligations are paid and performed in full, Borrower agrees that it and each Obligor will:

5.1 Legal Existence; Good Standing. Maintain its existence and its good standing in the jurisdiction of its formation and its qualification in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect, and in any event in each jurisdiction in which any portion of the business owned or operated by such Obligor is located.

5.2 Inspection. Permit representatives of Lender at Lender's expense, upon two Business Days prior notice if no Event of Default exists, or at any time if any Event of Default exists, to (i) visit its offices, (ii) examine its books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its employees, (v) examine and inspect its Property and (vi) meet and discuss its affairs with the Accountants, and such Accountants, as a condition to their retention by such Borrower, are hereby irrevocably authorized by Borrower to fully discuss and disclose all such affairs with Lender (the foregoing items (i) through (vi) hereinafter are referred to collectively as an "Inspection") . Notwithstanding the foregoing, if no Event of Default exists, Lender shall not conduct an Inspection more than once a quarter.

5.3 Financial Statements and Other Information. Maintain a standard system of accounting in accordance with GAAP and furnish to Lender, but only upon Lender's request, those of the following items requested:

    5.3.1  Monthly Statements.  After the close of any month:

           (a) the consolidated balance sheet of Borrower of such month,

           (b) the consolidated statements of operations and Operating Cash Flow of Borrower for such month and for the period from the beginning of the then current year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, and

           (c) a report providing the following information as of the end of such month: (i) the number of Security Monitoring Contracts owned by each Obligor; (ii) the number of Central Station Contracts monitored by each Obligor; and (iii) the RMR for the Security Monitoring Contracts and Central Station Contracts.

all in reasonable detail, containing such information as Lender reasonably may require, and certified by the Chief Financial Officer of Borrower as complete and correct, subject to normal year-end adjustments.

    5.3.2 Quarterly Agings. As soon as available and in any event within 45 days after the close of each quarter of each year, an aging of each Obligor's outstanding accounts payable and accounts receivable as of the end of such quarter, all in reasonable detail, containing such information as Lender reasonably may require, and certified by the Chief Financial Officer of Borrower as complete and correct, subject to normal year-end adjustments.

    5.3.3 Annual Statements. As soon as available after the close of each year: the consolidated balance sheet of Borrower as of the end of such year and the consolidated statements of operations, cash flows and shareholders' equity of Borrower for such year (collectively, the "Basic Financial Statements"), and the consolidated statements of Operating Cash Flow of Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding year;

    5.3.4 Audit Reports. A copy of each report, other than the reports referred to in subsection 5.3.3, including any so-called "Management Letter" or similar report, submitted to Borrower by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of Borrowers.

    5.4 Notice of Defaults: Loss. Provide Lender with prompt notice if: (i) any Indebtedness of any Obligor is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) an event has occurred that enables the holder of any note, or other evidence of such Indebtedness, certificate or security evidencing any such Indebtedness of any Obligor to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Incipient Default or Event of Default, accompanied by a statement setting forth what action Borrower proposes to take in respect thereof, or (iv) any event shall occur which has a Material Adverse Effect, including the amount or the estimated amount of any loss or depreciation or adverse effect.

    5.5 Notice of Suits, Adverse Events. Provide Lender with prompt notice of:
(i) any citation, summons, subpoena, order to show cause or other order naming any Obligor a party to any proceeding before any Governmental Body which might reasonably be expected to have a Material Adverse Effect and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any UL Certification, Alarm

License, license, permit, franchise, agreement or other authorization issued to any Obligor by any Governmental Body or any other Person that is material to the operation of Borrower's Security Monitoring Business, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such UL Certification, Alarm License, license, permit, franchise, agreement or other authorization and (iv) any dispute between any Obligor and any Governmental Body or any other Person, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect.

5.6  Reports to Shareholders, Members, Creditors and Governmental Bodies.

         Upon request of the Lender, promptly provide Lender:

              (a) copies of all financial statements, reports, notices and other statements sent or made available generally by Borrower to Borrower's shareholders to the extent the same contain any information not included in any financial statements previously furnished to Lender pursuant to Section 5.3, and copies of all regular and periodic reports and all registration statements and prospectuses filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements generally made available by Borrower or others concerning material developments in the business of any Obligor.

              (b) copies of any periodic or special reports filed by any Obligor with any Governmental Body or Person and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Obligor.


5.7  ERISA Notices and Requests.

              (a) With reasonable promptness, and in any event within 25 Business Days after occurrence of any of the following, Borrower will give notice of and/or deliver to Lender copies of: (i) the establishment of any new Pension Plan or Multiemployer Plan by any Obligor; (ii) the commencement of contributions to any Pension Plan or Multiemployer Plan to which any Obligor or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by any Obligor or any ERISA Affiliate with respect to such request; and (iv) the failure of any Obligor or ERISA Affiliate to make a required installment or payment to a Pension Plan under Section 302 of ERISA or Section 412 of the Code by the due date.

              (b) Promptly and in any event within 10 Business Days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) non-exempt "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, Borrower will deliver to Lender a notice specifying the nature thereof, what action the applicable Obligor has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

              (c) With reasonable promptness but in any event within 10 Business Days after the occurrence of, or receipt of, any of the following, Borrower will deliver to Lender copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by any Obligor or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Obligor or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by any Obligor or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 42D2 of ERISA. Borrower will notify Lender in writing within two Business Days of any Obligor or any ERISA Affiliate that has filed a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

5.8  Other Information.

              (a) Provide Lender with prompt notice of any change in the location of any Property of any Obligor which is material to or necessary for the continued operation of Borrower's Security Monitoring Business, any change in the name of any Obligor, any sale or purchase of Property outside the regular course of business of any Obligor, and any change in the business or financial affairs of any Obligor, which change would have a Material Adverse Effect.

              (b) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower as Lender reasonably may request from time to time.

5.9 Reports to Governmental Bodies and Other Persons. Timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of Borrower's Security Monitoring Business, including, but not limited to, such of the Loan Instruments as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person.

5.10 Maintenance of UL Certifications, Alarm Licenses, Licenses, Franchises and Other Agreements.

          5.10.1 Maintenance of UL Certifications and Alarm Licenses.

Maintain in full force and effect at all times, and apply in a timely manner for renewal of, all UL Certifications and Alarm Licenses necessary for the operation of Borrower's Security Monitoring Business, the loss of any of which would have a Material Adverse Effect.

         5.10.2 Maintenance of Licenses, Franchises and Agreements.

         Maintain in full force and effect at all times, and apply in a timely manner for renewal of licenses, franchises, trademarks, tradenames and agreements necessary for the operation of Borrower's Security Monitoring Business, the loss of any of which would have a Material Adverse Effect.

5.11 Insurance.

         5.11.1 Key Man Life Insurance. Maintain in full force and effect at all times policies of insurance in such form and issued by such insurers as shall be reasonably acceptable to Lender, insuring the life of (i) Brannen in the amount of $250,000 and (ii) Davis in the amount of $500,000, and deliver to Lender, from time to time as Lender reasonably may request, evidence of compliance with this subsection 5.11.1.

         5.11.2 Business Insurance. Maintain in full force and effect at all times Business Insurance as required by the insurance letter agreement between Borrower and FINOVA.

5.12 Future Leases. Deliver to Lender an executed copy of any lease pertaining to real property entered into by any Obligor and such other documents as Lender may reasonably request.

5.13 Future Acquisitions of Real Property. Deliver to Lender executed copies of any contract relating to the purchase by any Obligor of real property, an executed copy of such contract and such other documents as Lender may reasonably request.


5.14 Environmental Matters.

       5.14.1 Compliance. At all times comply with, and be responsible for, its obligations under all Environmental Laws applicable to the Leasehold Property, any parcel of real estate acquired in connection with an Acquisition and any other Property owned by any Obligor or used by each Obligor in the operation of its business. At its sole cost and expense, each Obligor shall (i) comply in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against such Obligor, any portion of the Leasehold Property, any parcel of real estate acquired in connection with an Acquisition or any Property owned by such Obligor or used by such Obligor in the operation of its business alleging violations of any law, ordinance and/or regulation requiring such Obligor to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and (B) any notice from any Governmental Body or any other Person alleging that such Obligor is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest in good faith by appropriate proceedings any demands set forth in such notices.

5.15 Compliance with Laws. Comply with all laws, statutes and regulations relating to UL Certification and all other federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to such Obligor and its operations, the failure to comply with which would have a Material Adverse Effect.

5.16 Taxes and Claims. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the property of such Obligor, provided that so long as no Lien has attached to the Property of any Obligor as a result of any of the foregoing, no Obligor shall be required by this Section 5.16 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which the applicable Obligor has set aside reserves on its books satisfactory to Lender.

5.17 Maintenance of Properties. Maintain all of its Property necessary in the operation of Borrower's Security Monitoring Business in good working order and condition.

5.18 Non-Funded Acquisition. Promptly after the consummation of each Non-Funded Acquisition, Borrower shall notify Lender of the terms and conditions of such acquisition and provide Lender with any other information with respect thereto as Lender may reasonably request.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until all of Borrower's Obligations are paid and performed in full, no Obligor shall:

6.1 Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) Borrower's Obligations, (ii) Permitted Senior Indebtedness and (iii) the Dealer Holdback Debt.

6.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

6.3 Merger and Acquisition. Consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock, equity interests membership interests or Property of any Person, except Funded Acquisitions and Non-Funded Acquisitions.

6.4 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except (i) Dealer Holdback Debt, (ii) liabilities arising from the endorsement of negotiable instruments for deposit or collection or (iii) the posting of bonds to secure performance to the extent necessary in connection with Borrower's Security Monitoring Business and similar transactions in the ordinary course of business.

6.5 Distributions. Pay any dividends or make any distributions with respect to, or purchase or redeem all or any portion of, the Capital Stock or the membership interests of any Obligor other than distributions to TJS or its successor's in interest with respect to Capital Stock of SAI.

6.6 Payments of Indebtedness for Borrowed Money. Make any voluntary or optional prepayment of any Indebtedness for Borrowed Money other than Permitted Senior Indebtedness and Borrower's Obligations and payments made in the ordinary course of business with respect to the Dealer Holdback Debt.

6.7 Investments. Loans. At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person (other than in an Affiliate or in connection with a Funded Acquisition), except (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository, (ii) investments in commercial or finance paper which, at the time of investment, is rated either "A" or "P" by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors, (iii) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which, at the time of investment, are restricted to the types specified in clause (i) above, and (iv) the formation and capitalization of Permitted Subsidiaries. All investments permitted pursuant to clauses (i), (ii) and (iii) of this Section 6.7 shall have a maturity not exceeding one year.

6.8 Fundamental Business Changes. Materially change the nature of its business or engage in any business other than the Security Monitoring Business.

6.9 Facility Sites. Change the locations of its chief executive office, Central Station Businesses, studios, offices or other Property used in the operation of Borrower's Security Monitoring Business unless such Obligor shall have complied with all applicable laws, rules and regulations and shall have received all required consents and approvals from any Governmental Body.

6.10 Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any Property (other than in the ordinary course of business) except for the sale or disposition of (i) Property which is not material to or necessary for the continued operation of its business and (ii) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the unusable items of equipment when the same were new or not obsolete.

6.11 Amendment of Certain Documents. Amend, modify or waive any term or provision of the (i) the articles of organization or operating agreements of SACC, MSG, ASMS or AMJ or (ii) the articles of incorporation or by-laws of SAI or the Holding Companies.

6.12 Acquisition of Additional Properties. Acquire any additional Property except (i) such Property as is necessary to or useful in the operation of such Borrower's Security Monitoring Business, provided such acquisitions shall be subject to the conditions and limitations set forth in this Loan Agreement, (ii) Funded Acquisitions and (iii) Non-Funded Acquisitions.

6.13 Issuance of Membership Interests. Issue or sell, permit to be issued or sold, or otherwise consent to the transfer of, any additional membership interests or any interests convertible into or exercisable for any such additional membership interests, other than membership interests issued by a Permitted Subsidiary upon its formation.

6.14 Compliance with ERISA.

                  (a) Permit the occurrence of any Termination Event which would result in a liability to any Obligor or ERISA Affiliate in excess of $50,000;

                  (b) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $50,000;

                  (c) Permit any accumulated funding deficiency in excess of $50,000 (as defined in Section 302 of ERISA and Section 412 of the
         Code) with respect to any Pension Plan, whether or not waived;

                  (d) Fail to make any contribution or payment to any Multiemployer Plan which any Obligor or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $50,000;

                  (e) Engage, or permit any Obligor or ERISA Affiliate to engage, in any "prohibited transaction" as such term is defined in
         Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to
         Section 4975 of the Code in excess of $50,000 is imposed;

                  (f) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Obligor or ERISA Affiliate or increase the obligation of any Obligor or ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Obligor or ERISA Affiliate; or

                  (g) Fail, or permit any Obligor or ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof.

6.15 Minimum RMR.

       6.15.1 Minimum RMR for Security Monitoring Contracts. Permit the RMR with respect to Security Monitoring Contracts to be less than $ 275,000.00.

       6.15.2 Minimum RMR for Central Station Contracts. Permit the RMR with respect to Central Station Contracts to be less than $ 300,000.00.

6.16 Compensation. Pay any salary, bonuses, fees or other forms of compensation to Brannen, Davis or Rubin if the aggregate amount thereof paid by all Obligors to (i) Brannen would exceed $250,000 per year, (ii) Davis would exceed $250,000 per year and (iii) Rubin would exceed $200,000 per year.

6.17 Holding Companies. Permit any Holding Company to engage in any business other than the ownership of the MSG Membership Interests.

                                   ARTICLE VII

                                  SUBORDINATION

7.1 Subordination. The payment of any and all of Borrower's Obligations and the exercise of any right or remedy pursuant to any Loan Instrument are expressly subject to the provisions of the Subordination Agreement.


                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

8.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Loan Instruments:

      8.1.1 Default in Payment. If any Borrower shall fail to pay all or any portion of Borrower's Obligations when the same become due and payable.

      8.1.2  Breach of Covenants.

              (a) If any Obligor shall fail to observe or perform any covenant or agreement governing such Obligor contained in Section 5.1, 5.2, 5.10.1,
      5.11 or 5.14 or Article VI;

              (b) If any Obligor shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraph (a) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Instruments to which such Person is a party, and such failure shall continue for a period of 30 days after notice of such failure is given by Lenders, provided that, if such failure is in connection with subsection 5.10.2, such Obligor shall have an additional 30 days to cure such failure, if such Obligor (i) is diligently pursuing a cure for such failure and (ii) provides Lender with evidence to that effect in form and substance reasonably satisfactory to Lender.

      8.1.3 Breach of Warranty. If any representation or warranty made by or on behalf of any Obligor in or pursuant to any of the Loan Instruments or in any instrument or document furnished in compliance with the Loan Instruments shall prove to be false or misleading in any material respect on the date as of which made.

      8.1.4 Default Under Other Indebtedness for Borrowed Money. If (i) any Obligor at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrower's Obligations) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $25,000 or (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of any Obligor (other than Borrower's Obligations) outstanding in a principal amount of at least $50,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto.

      8.1.5  Bankruptcy.

              (a) If any Obligor shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for such Obligor, or for any substantial part of the property of such Obligor or (v) be adjudicated insolvent.

                  (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of such Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to such Obligor, or with respect to any substantial part of the Property belonging to any such Person, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or if any petition for any such relief shall be filed against any Obligor and such petition shall not be dismissed or stayed within 60 days.

      8.1.6 Judgments. If there shall exist a final judgment or award against any Borrower which shall have been outstanding for a period of 30 days or more from the date of the entry thereof and shall not have been discharged or paid in full or stayed pending appeal, if the aggregate amount of all such judgments and awards exceeds $50,000.

      8.1.7 Impairment of Licenses; Other Agreements. If (i) any Governmental Body shall revoke, terminate, suspend or adversely modify any UL Certification or Alarm License of any Obligor, the non-continuation of which could reasonably be expected to have a Material Adverse Effect, or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with any agreement, or condition or term of any UL Certification or Alarm License, which violation, default or failure has a Material Adverse Effect, or any such UL Certification or Alarm Licenses shall cease to be in full force and effect, or (iii) any agreement which is necessary to the operation of any Borrower's Security Monitoring Business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within 30 days after the date of such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect.

         8.1.8 Interruption of Operations. If the operations of any material portion of Borrower's Security Monitoring Business is interrupted at any time for more than 48 hours during any period of 10 consecutive days, unless Borrower or the appropriate Obligor shall be entitled to receive during such period of interruption proceeds of business interruption insurance sufficient to assure that the per diem Operating Cash Flow of such portion of Borrower's Security Monitoring Business during such period is at least equal to its per diem Operating Cash Flow for the month preceding the initial date of interruption.

         8.1.9 Plans. If an event or condition specified in subsection 5.7 hereof shall occur or exist with respect to any Pension Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of a Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Pension Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of Lender, would have a Material Adverse Effect.

         8.1.10 Change in Control. If at any time (i) SAI ceases to be the sole shareholder of each of the Holding Companies and AMJ, (ii) SAI and SACC cease to be the only members in ASMS, (iii) SAI and MSG cease to be the only members in SACC or (v) the Holding Companies cease to be the only members in MSG.

         8.1.11 Change in Management. If at any time (i) Brannen, or any successor to Brannen reasonably acceptable to Lender, ceases to (A) be the President and Chief Executive Officer of SAI and AMJ, (B) be the Manager of each of SACC, MSG and ASMS, or (C) manage the day to day operation of Borrower's Security Monitoring Business or (ii) Davis, or any successor to Davis reasonably acceptable to Lender, ceases to be the Chairman of SAI.

8.2  Acceleration  of  Borrowers  Obligations.  Upon  the occurrence of:

        (a) any Event of Default described in clauses (ii), (iii), (iv) and (v) of subsection 8.1.5(a) or in 8.1.5(b), all of Borrower's Obligations at that time outstanding automatically shall mature and become due subject to the provisions of the Subordination Agreement, and

        (b) any other Event of Default, Lender, at any time (unless such Event of Default shall have been waived in writing or remedied), at its option, without further notice or demand, may declare all of Borrowers Obligations due and payable subject to the provisions of the Subordination Agreement, whereupon Borrowers Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice other than the declaration referred to in clause (b) above, all of which hereby are waived subject to the provisions of the Subordination Agreement.

8.3 Remedies on Default. If Borrowers Obligations have been accelerated pursuant to Section 8.2, Lender, at its option, may, subject in all events to the subordination provisions contained in the Subordination Agreement:

         8.3.1 Enforcement of Rights and Remedies. Enforce its rights and remedies under the Loan Instruments in accordance with their respective terms.

         8.3.2 Other Remedies. Enforce any of the rights or remedies accorded to Lender at equity or law, by virtue of statute or otherwise.

8.4 Application of Funds. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to, or by the operation of any of the terms of, any of the Loan Instruments shall be applied, subject to the subordination provisions contained in the Subordination Agreement, to Borrower's Obligations in the following order of priority:

         8.4.1 Expenses. First, to the payment of all reasonable fees and expenses actually incurred, including, without limitation court costs and all other costs incurred by Lender in exercising any rights accorded to Lender pursuant to the Loan Instruments or by applicable law, including, without limitation, reasonable attorneys' fees.

         8.4.2 Borrower's Obligations. Next, to the payment of the remaining portion of Borrower's Obligations in such order as Lenders may determine.

         8.4.3 Surplus. Any surplus, to the Person or Persons entitled thereto.

8.5 Performance of Borrower's Obligations. If any Obligor fails to (i) maintain in force and pay for any insurance policy or bond which such Obligor is required to provide pursuant to any of the Loan Instruments, (ii) keep fully and perform promptly any other of the obligations of such Obligor hereunder or under any of the other Loan Instruments, and (iii) keep fully and perform promptly the obligations of such Obligor with respect to any issue of Indebtedness for Borrowed Money secured by a Permitted Prior Lien, then Lender may (but shall not be required to) make good any aforesaid failure of such Obligor. Borrower shall reimburse Lender immediately upon demand for all reasonable sums paid or advanced on behalf of any Obligor for any such purpose, together with reasonable and/or necessary costs and expenses (including reasonable attorneys' fees) paid or incurred by Lender in connection therewith and interest on all sums advanced from the date of advancement until repaid to Lender at the Default Rate subject to the provisions of the Subordination Agreement. All such sums advanced by Lender, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrower's Obligations.

                                   ARTICLE IX

                             EXPENSES AND INDEMNITY

9.1 Attorneys' Fees and Other Fees and Expenses. Each of the parties shall bear its own expenses in connection with the preparation of this Loan Agreement and the Note and transactions contemplated hereby and in connection with any amendments, modifications or waivers under or in respect of any of the Loan Instruments.

9.2 Indemnity. Borrower agrees to indemnify and save Lender harmless of and from, subject to the provisions of the Subordination Agreement, the following:

         9.2.1 Fees and Expenses in Enforcement of Rights or Defense of Loan Instruments. Any reasonable expenses or other costs, including reasonable attorneys' fees and expert witness fees, actually incurred by Lender in connection with the enforcement or collection against any Obligor of any provision of any of the Loan Instruments, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Instruments, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against any Obligor of any provision of any of the Loan Instruments in any state or federal bankruptcy or reorganization proceeding.

         9.2.2 General. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by Lender in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating to the transactions contemplated by or referred to in, or any other matter related to, the Loan Instruments, whether or not Lender is a party to such litigation, proceeding or suit, or is subject to such investigation.

         9.2.3 Environmental Indemnity. Any and all claims, losses, damages, out of pocket response costs, clean-up costs and expenses suffered and/or incurred at any time by Lender arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Leasehold Property, any parcel of real estate acquired in connection with an Acquisition, or otherwise with respect to any Environmental Law, and/or the failure of any obligor to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including reasonable attorneys' fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to Lender when incurred by Lender, except where such costs were directly caused by the gross negligence or willful misconduct of Lender, or by or third party acting on behalf of and at the direction of Lender.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 Notices. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by facsimile, or
(iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

       To Borrowers:       Security Associates International, Inc.
                           2101 Arlington Heights Road
                           Arlington Heights, Illinois   60005-4142
                           Attention:  James S. Brannen, President
                           Facsimile No.: 847/956-9360


       To Lender:          TJS Partners, L.P.
                           52 Vanderbilt Avenue
                           5th Floor
                           New York, NY 10017
                           Attention: Thomas J. Salvatore

or to any other address or facsimile number, as to any of the parties hereto, as such party shall designate in a notice to the other parties hereto. All notices sent pursuant to the terms of this Section 10.1 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by facsimile before 2:00 p.m. New York time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. New York time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received. Any notice by facsimile shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

10.2 Survival of Loan Agreement: Indemnities. All covenants, agreements, representations and warranties made in this Loan Agreement shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note and of all other Loan Instruments, and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Instruments, the cancellation of the Note and the release and/or cancellation of any and all of the Loan Instruments, the obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 9.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Lender have run.

10.3 Further Assurance. From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender reasonably may require to carry out the purposes of the Loan Instruments and to protect Lender's rights thereunder, and not take any action inconsistent with the purposes of the Loan Instruments.

10.4 Taxes and Fees. Should any tax (other than taxes based upon the net income of any Lender), recording or filing fees become payable in respect of any of the Loan Instruments, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting any Lender's demand, and agree to hold Lender harmless with respect thereto.

10.5 Severability. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, this Loan Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

10.6 Waiver. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

10.7 Modification of Loan Instruments. No modification or waiver of any provision of any of the Loan Instruments shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

10.8 Captions. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

10.9 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

10.10 Remedies Cumulative. All rights and remedies of Lender pursuant to this Loan Agreement, any other Loan Instruments or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently.

10.11 Entire Agreement; Conflict. This Loan Agreement and the other Loan Instruments executed pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Instrument, the terms and conditions set forth herein shall govern.

10.12 APPLICABLE LAW. THE LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. FOR PURPOSES OF THIS SECTION 10.12, THE LOAN INSTRUMENTS SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ILLINOIS.

10.13 JURISDICTION AND VENUE. EACH BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY SUCH BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION
10.1. EACH BORROWER WAIVES ANY CLAIM THAT COOK COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD ANY BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST SUCH BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWERS SET FORTH IN THIS SECTION 10.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

10.14 WAIVER OF RIGHT TO JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

11.15 Estoppel Certificate. Within 15 days after Lender reasonably requests any Borrower to do so, such Borrower will execute and deliver to Lender a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest on the Note has been paid, (iii) the Principal Balance, (iv) whether or not to its knowledge an Incipient Default or Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Incipient Default or Event of Default of which it has knowledge, (v) whether to its knowledge it has any defense, setoff or counterclaim to the payment of the Note in accordance with its terms, and, if so, specifying each

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defense, setoff or counterclaim of which it has knowledge in reasonable detail
(including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by Lender.

11.16 Counterparts. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

11.17 No Fiduciary Relationship. No provision in this Loan Agreement or in any other Loan Instrument, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Lender to Borrower.

11.18 No Strict Construction. The language used in this Loan Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

11.19 Conflict with Subordination Agreement. In the event of any conflict between any term, covenant or condition of this Loan Agreement or any other Loan Instrument and any term, covenant or condition of the Subordination Agreement, the provisions of the Subordination Agreement shall govern.

11.20 Application of Subordination Agreement. This entire Loan Agreement is subject to the provisions of the Subordination Agreement and the selective use herein of the phrase "subject to the provisions of the Subordination Agreement" or phrases similar thereto shall not limit the application of the Subordination Agreement to any particular provision of this Loan Agreement or any other Loan Instrument.



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




          IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on this 30th day of January, 1998 effective as of the date first written above.

                                  SECURITY ASSOCIATES INTERNATIONAL, INC.

                                  By:  /s/ James S. Brannen
                                     ----------------------------
                                     James S. Brannen
                                     President



                                  TJS PARTNERS, L.P.

                                  By:  TJS Management, L.P.
                                  Its: General Partner

                                  By:  /s/ Thomas J. Salvatore
                                     ----------------------------
                                     Thomas J. Salvatore
                                     Managing General Partner





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